UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

LivePerson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 2, 2022, LivePerson, Inc. issued a press release relating to its engagement with Starboard Value LP. A copy of the press release can be found below.

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LivePerson Sets the Record Straight on its Engagement with Starboard and Starboard’s Proposed Directors

NEW YORK, June 2, 2022 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today issued the following statement in response to the letter issued by Starboard Value LP (“Starboard”):

LivePerson welcomes input from all shareholders. Since Starboard first disclosed its investment in the Company in late February 2022, members of the LivePerson Board and management team have constructively engaged with Starboard on an ongoing basis in an effort to better understand its views, and with a goal to serve the best interests of all shareholders.

Our Board and leadership have a long history of thoughtfully implementing change to serve the best interests of the Company and its shareholders. Our strong track record of purposefully evolving our business has enabled us to maintain long-term market leadership in the highly dynamic space of digital consumer experience. This same commitment underpins our award-winning innovation and corporate culture, which have earned us recent recognitions as one of Inc.’s Best-Led Companies, Newsweek’s Most Loved Workplaces, Built In’s Best Places To Work, and Fast Company’s #1 Most Innovative AI Company in the World, together with numerous other prestigious technology industry recognitions.

In keeping with LivePerson’s longstanding commitment to sustainable innovation and business evolution, the Board has been engaged in an ongoing process to consider new independent director candidates who enhance the skill sets of our Board to oversee the Company’s long-term strategy and expand our Board’s diversity. Our newest director, Ernest Cu, who serves as the CEO of a leading telecommunications company, was appointed in mid-2021 as part of this ongoing refreshment process of our seven-person Board.

Consistent with our Board refreshment process and further to our good-faith engagement with Starboard, we have committed to Starboard that we would include its nominees in the process, and we have repeatedly requested to interview them. Identifying and recommending new members for LivePerson’s Board is a process we take seriously. To fulfill our fiduciary duties, we must meet with board candidates to understand what skills, expertise, commitment and contributions an individual might bring to the Board and the Company.  Despite these good faith requests over the course of many discussions, Starboard has declined to allow us access to their nominees, indicating that we must first agree in advance to add Starboard candidates to our Board. This precondition has hindered progress, preventing the LivePerson Board from evaluating Starboard’s nominees to ensure that the Board has the best mix of skill sets and experience to oversee the Company’s long-term strategy and delivery of value to shareholders.

Starboard first informed us of both its presence as a new shareholder, and of its director nominations at the end of February 2022, on the latest possible date in LivePerson’s nomination window. Starboard’s last-minute notice of its nominees, coupled with Starboard’s posture on hindering our Board’s ability to interview its proposed Board candidates, have impacted the timing of our 2022 Annual Meeting relative to last year’s meeting date.

Regardless of how Starboard may misrepresent the facts to suit its narrative, LivePerson remains committed to engaging in constructive dialogue with Starboard, and we are guided first and foremost by our focus on serving the best interests of all shareholders.

The Board will present its recommendations regarding director nominees for election at the Company’s 2022 Annual Meeting in the Company’s definitive proxy statement, accompanying GOLD proxy card and other relevant documents to be filed with the SEC.

About LivePerson

 LivePerson (NASDAQ: LPSN) is a leading Conversational AI company creating digital experiences that are Curiously Human. Every person is unique, and our technology makes it possible for companies to treat their audiences that way at scale. Our customers, including leading brands like HSBC, Orange, and GM Financial, can now meet consumers where they are across social media, messaging, email, voice, and more. Nearly a billion conversational interactions are powered by our Conversational Cloud each month. Out of that comes a uniquely rich data set for AI for brands to build connections that are anything but artificial. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our Conversational AI, please visit liveperson.com.

Forward-Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally, as we expand into new offerings including AI-assisted healthcare and/or as we expand into direct-to-consumer services; risks related to our operations in Israel and Ukraine, and the civil and political unrest and potential for armed conflict in those regions; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and 6 Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements. This announcement is not, and is not intended to be, an offer or sale of tokens or securities.

Annual Meeting Legal Information

LivePerson intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents from the Company’s website, https://ir.liveperson.com.

LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s amended Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022, as amended by the Form 10-K/A filed on May 2, 2022 (the “Amended Annual Report”). To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the Amended Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Amended Annual Report. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement.

Contact

Investors: ir-lp@liveperson.com
Media: Mike Tague, mtague@liveperson.com

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